Exhibit 99.1

Microbot Medical Gains Global Recognition; Professor Vincent Vidal to Present an Abstract on The LIBERTY Robotic Surgical System at CIRSE 2023

The presentation follows successful extensive uses of the Company’s endovascular robotic system in pre- clinical studies

BRAINTREE, Mass., September 8, 2023 – Microbot Medical Inc. (Nasdaq: MBOT) is honored to announce the continuous growing global recognition of its LIBERTY® Robotic Surgical System, to be presented in an abstract at the Annual Congress of the Cardiovascular and Interventional Radiological Society of Europe (CIRSE) on September 9, 2023. The abstract is to be presented by Professor of Interventional Radiology Vincent Vidal, M.D. PhD, from the Aix- Marseille University and a Scientific Advisory Board Member of Microbot.

The abstract and oral presentation, titled “Performance Evaluation of a Miniature and Disposable Endovascular Robotic Device” was accepted following a successful pre-clinical trial with a team of leading European interventional radiologists. The team expressed their positive experiences and satisfaction from using the Company’s Robotic Surgery System.

The Company believes that the accumulation of peer-reviewed data during the pre-clinical studies are invaluable opportunities to gather leading physicians’ and future users’ insight as it finalizes the necessary steps prior to its expected First in Human (FIH) clinical trial and the regulatory process with the FDA in the USA and MDR in Europe.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com